SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒    Soliciting Material Pursuant to Section 240.14a-12

Allegheny Energy, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The following are excerpted portions from Allegheny Energy, Inc.’s (“Allegheny”) 2009 Annual Report to Stockholders, and its Definitive Proxy Statement, which are to be distributed to Allegheny stockholders on or about March 25, 2010. The excerpted portions attached relate to Allegheny’s proposed merger with FirstEnergy Corp. and are not the complete set of proxy materials.

Information Concerning Forward-Looking Statements

In addition to historical information, this document may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed merger include, but are not limited to: statements about the benefits of the proposed merger involving FirstEnergy and Allegheny, including future financial and operating results; FirstEnergy’s and Allegheny’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the merger that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the proposed merger, these factors include, but are not limited to: risks and uncertainties relating to the ability to obtain the requisite FirstEnergy and Allegheny shareholder approvals; the risk that FirstEnergy or Allegheny may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in FirstEnergy’s and Allegheny’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this document speak only as of the date of this document. Neither FirstEnergy nor Allegheny undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

Additional Information and Where to Find It

In connection with the proposed merger between FirstEnergy and Allegheny, FirstEnergy will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of FirstEnergy and Allegheny and that also constitutes a prospectus of FirstEnergy. Allegheny and FirstEnergy will mail the joint proxy statement/prospectus to their respective stockholders. Allegheny and FirstEnergy urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Allegheny’s website (www.alleghenyenergy.com) under the tab “Investors” and then under the heading “SEC Filings.” You may also obtain these documents, free of charge, from FirstEnergy’s website (www.firstenergycorp.com) under the tab “Investors” and then under the heading “Financial Information” and then under the item “SEC Filings.”

Participants in the Merger Solicitation

Allegheny, FirstEnergy and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Allegheny and FirstEnergy shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Allegheny and FirstEnergy shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Allegheny’s executive officers and directors in its definitive proxy statement filed with the SEC on March 19, 2010 and in its Annual Report on Form 10-K filed with the SEC on March 1, 2010. You can find information about FirstEnergy’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2009 and in its Annual Report on Form 10-K filed with the SEC on February 19, 2010. Additional information about Allegheny’s executive officers and directors and FirstEnergy’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from Allegheny and FirstEnergy using the website information above.

EXCERPTS FROM 2009 ANNUAL REPORT TO STOCKHOLDERS

[Letter, dated March 16, 2010, from Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny, to Allegheny Stockholders]

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We weathered a deep recession, remaining solidly profitable and maintaining our investment grade credit rating. And, earlier this year, we announced a merger agreement with FirstEnergy Corp., creating a premier energy company with more than six million customers in seven states and 24,000 megawatts of generating capacity. It’s truly been a remarkable time for Allegheny!

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FirstEnergy Merger

Of course, another top priority will be to obtain regulatory approvals for the merger with FirstEnergy, something we expect to take a year or more. Bringing together two strong companies with adjacent service territories and similar cultures, this combination is a perfect fit from a strategic standpoint.

The merger will diversify our fuel mix by adding nuclear plants to our generation fleet – something we never could have done on our own. With less dependence on coal, your investment will be less exposed to the risk of carbon legislation or onerous environmental regulations. I am confident that coal will play a key role in meeting the region’s energy needs for decades to come. But with 95% of our generation currently fueled by coal, it is in shareholders’ best interests to hedge downside risk in this area. And importantly, we’ll maintain our upside leverage to an economic recovery and the higher power prices that should accompany it.

This will be a large company with a solid balance sheet and strong cash flows. It will have the financial scale, strength, and capital to invest in core business initiatives while pursuing growth opportunities that neither company would have standing alone. And the combined company’s increased size and scope should create opportunities for efficiencies of all kinds.

The merger also provides the potential to expand our retail marketing reach. With our combined customer base, we will have a significant presence in the region.

In addition to strategic benefits, this stock-for-stock transaction offers substantial upfront value for Allegheny stockholders. You will receive a 32% premium for your shares, based on both stocks’ closing prices at the time of the merger announcement, and can expect a substantial dividend increase based on FirstEnergy’s current practice.

A special vote of our stockholders will be held later this year. However, until the merger is completed, we will concentrate on running our core business and achieving our 2010 priorities.

In Closing

I want to thank our management and employees for their hard work and dedication. I also wish to acknowledge you, our stockholders, for your loyalty and patience during a turbulent year. With all we have accomplished, and the many benefits of the FirstEnergy merger, Allegheny is positioned for a successful future. Thank you for your support.

EXCERPTS FROM DEFINITIVE PROXY STATEMENT

[Letter, dated March 19, 2010, from Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny, to Allegheny Stockholders]

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On February 11, 2010 we announced our proposed merger with FirstEnergy Corp. This proxy statement does not ask you to consider the planned merger. At the appropriate time, we will send you a separate package of materials for the special meeting of stockholders which we plan to hold in connection with the merger. We believe the merger will significantly enhance value for our stockholders. The combined company will have substantial upside potential, with increased scale and a more diverse generation fleet. In the meantime, we will continue to focus on Allegheny Energy’s core business goals and priorities.

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MERGER AGREEMENT WITH FIRSTENERGY CORP.

On February 10, 2010, Allegheny, FirstEnergy Corp. (“FirstEnergy”), and Element Merger Sub, Inc., a direct wholly-owned subsidiary of FirstEnergy (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). For further information, please see our Current Report on Form 8-K, filed with the SEC on February 11, 2010, to which is attached a copy of the Merger Agreement. In connection with the merger, FirstEnergy expects to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of us and FirstEnergy, and will also constitute a prospectus of FirstEnergy. We and FirstEnergy will mail the joint proxy statement/prospectus to our respective stockholders.

Please note that this proxy statement is provided in connection with our annual meeting of stockholders and does not ask you to consider the Merger Agreement or the transactions contemplated thereby. As such, this proxy statement does not reflect all of the terms and conditions of the Merger Agreement and does not relate to the special meeting with respect to the merger, which will be held on a future date that has not yet been determined. At the appropriate time, we will send a separate package of proxy solicitation materials to you for the special meeting that will be held by us in connection with the merger. The merger is subject to a number of closing conditions that are set forth in the Merger Agreement, including, among others, the approval of the Merger Agreement by the stockholders of the Company.

Additional Information and Where To Find It

In connection with the proposed merger between FirstEnergy and Allegheny, FirstEnergy will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of FirstEnergy and Allegheny that also constitutes a prospectus of FirstEnergy. Allegheny and FirstEnergy will mail the joint proxy statement/prospectus to their respective stockholders. Allegheny and FirstEnergy urge investors and stockholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Allegheny’s website (www.alleghenyenergy.com) under the tab “Investors” and then under the heading “SEC Filings.” You may also obtain these documents, free of charge, from FirstEnergy’s website (www.firstenergycorp.com) under the tab “Investors” and then under the heading “Financial Information” and then under the item “SEC Filings.”

Participants in the Merger Solicitation

Allegheny, FirstEnergy and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Allegheny and FirstEnergy stockholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Allegheny and FirstEnergy stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Allegheny’s executive officers and directors in this definitive proxy statement and in Allegheny’s Annual Report on Form 10-K filed with the SEC on March 1, 2010. You can find information about FirstEnergy’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2009 and in its Annual Report on Form 10-K filed with the SEC on February 19, 2010. Additional information about Allegheny’s executive officers and directors and FirstEnergy’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from Allegheny and FirstEnergy using the website information above.

Litigation Relating to the Merger

In connection with the merger, purported stockholders of Allegheny have filed putative shareholder class action and/or derivative lawsuits in Pennsylvania and Maryland state courts, as well as in the United States District Court for the Western District of Pennsylvania, against Allegheny and the directors and certain officers of Allegheny. The lawsuits allege, among other things, that the directors breached their fiduciary duties by approving the merger agreement, and that Allegheny aided and abetted in these alleged breaches of fiduciary duty. While Allegheny believes the lawsuits are without merit and intends to defend vigorously against the claims, the outcome of any such litigation is inherently uncertain. In accordance with its bylaws, Allegheny Energy will advance expenses and, as necessary, indemnify all of its directors in connection with these proceedings.

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The proposed merger with FirstEnergy, pursuant to the Merger Agreement dated as of February 10, 2010, will be submitted to stockholders for approval at a special meeting which will be held on a future date that has not yet been determined. The Merger Agreement provides that in connection with the merger of Merger Sub with and into Allegheny, the directors of Merger Sub immediately prior to the closing of the merger will continue as the initial directors of Allegheny after the merger. The Merger Agreement also provides that FirstEnergy will designate two current Allegheny board members, upon consultation with and in consideration of the views of Allegheny, to become members of the FirstEnergy Board of Directors after the closing of the merger. The timing of the merger is dependent on a number of closing conditions that are set forth in the Merger Agreement including, among others, the approval of the Merger Agreement by the stockholders of the Company.

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As such, the amounts reflected below do not specifically contemplate the proposed merger with FirstEnergy. Change of control payments that may be made to the Named Executive Officers in connection with the proposed merger with FirstEnergy will be described in a future joint proxy statement/prospectus relating to the special meeting where stockholders of the Company will be asked to approve the proposed merger.

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The interests of certain persons in the proposed merger will be described in the joint proxy statement/prospectus that will be distributed to stockholders in connection with the proposed merger.

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